Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-226576, 333-229335, 333-236864, 333-253833, 333-258972, 333-262275, 333-266871, 333-267292, 333-269327, 333-276612 and 333-284500 on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of Arlo Technologies, Inc. and the effectiveness of Arlo Technologies, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Costa Mesa, California
February 27, 2025